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                                   EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

                                                   State or Jurisdiction
       Subsidiary                                     of Incorporation
       -----------------------------------------  ----------------------

       Intercargo Insurance Company                             Illinois

       Intercargo Insurance Company H.K. Limited               Hong Kong

       Intercargo International Limited           British Virgin Islands

       International Advisory Services, Inc.                    Illinois

       Kingsway Financial Services, Inc.                          Canada

       Kingsway General Insurance Company                         Canada

       TRM Insurance Services, Inc.                             Illinois

